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                                                                       Exhibit 1


                                  $200,000,000

                                FERRO CORPORATION

                      9 1/8% SENIOR NOTES DUE JANUARY 1, 2009

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               December 17, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION,
As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. Ferro Corporation, an Ohio corporation ("COMPANY"), proposes, subject to the terms and conditions herein, to issue and sell $200,000,000 principal amount of its 9 1/8% Senior Notes due January 1, 2009 ("OFFERED Securities") as set forth below, all to be issued under an indenture, dated as of March 25, 1998 ("Indenture"), between the Company and J.P. Morgan Trust Company, National Association (successor-in-interest to Chase Manhattan Trust Company, National Association), as Trustee. The Company hereby agrees with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

         2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (a) A registration statement (No. 33-63855), including a prospectus, relating to certain securities to be issued from time to time by the Company, including the Offered Securities, has been filed with the Securities and Exchange Commission ("COMMISSION") and has become effective. Such registration statement, as amended and supplemented at the time of this Agreement, is hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus included in such Registration Statement, as supplemented to reflect the terms of the Offered Securities and the terms of offering thereof, as most recently filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(B)") under the Securities Act of 1933 ("ACT"), including all material incorporated by reference therein, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (b) On the effective date of the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939 ("TRUST INDENTURE ACT") and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date hereof, the Registration Statement and the Prospectus conform, and on the Closing Date will conform, in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents include, nor on the Closing Date will include, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through Credit Suisse First Boston Corporation (the "REPRESENTATIVE") specifically for use therein. The documents incorporated or deemed to be incorporated by reference in either the Registration Statement or the Prospectus at the time they were or hereafter are filed with the Commission complied or will comply, as the case may be, in all material respects to the requirements of the Act.


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                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (d) Each subsidiary of the Company has been duly organized and is existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with power and authority (corporate and/or other) to own, lease and operate its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent such failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect or have an adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of the transactions contemplated hereby.

                  (e) All of the issued and outstanding capital stock and partnership interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully-paid and non-assessable, and the capital stock and partnership interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any security interests, claims, liens, encumbrances, pledges, mortgages or defects of any kind.

                  (f) The Company has all requisite corporate power and authority to authorize, execute, deliver and perform its obligations under the Indenture, the Offered Securities and this Agreement and to consummate the transactions contemplated hereby and thereby.

                  (g) The Indenture has been duly authorized, executed, delivered and qualified under the Trust Indenture Act with respect to the Offered Securities registered thereby; the Offered Securities have been duly authorized; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, (i) such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof included in the Prospectus, and (ii) the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

                  (i) Neither the execution, delivery and performance of the Indenture and this Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof, nor the consummation of any other of the transactions therein contemplated, will, whether with or without the giving of notice or the passage of time or both, conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in a breach or violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties of the Company or any subsidiary is subject, or the charter or by-laws of the Company or




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         any subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

                  (j) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (k) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear from all mortgages, pledges, liens, security interests, claims, restrictions, encumbrances and defects of any kind that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them; and all tangible assets and properties of the Company and its subsidiaries are in normal working order (subject to ordinary wear and tear) and are adequate for the uses to which they are being put in the ordinary course of business.

                  (l) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (m) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened or imminent that might have a Material Adverse Effect, and the Company is not aware of any existing or imminent labor disturbance among the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that might have a Material Adverse Effect.

                  (n) Neither the Company nor any of its subsidiaries is in violation or default (whether with or without the giving of notice or passage of time or both) of (i) any provision of its charter or bylaws;
         (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party that is required to be described in or filed as an exhibit to the Registration Statement pursuant to Regulation S-K of the Act (collectively, the "MATERIAL CONTRACTS"); (iii) other than any Material Contracts, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iv) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or subsidiary or any of its properties, as applicable, other than, in the case of clauses (iii) and
         (iv) above only, such violations or defaults which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, such trademarks, trade names, domain names, service marks, rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") as are necessary to conduct the business now operated by them. The Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. Except as set forth in the Prospectus and except for those matters that would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no rights of third parties to any such intellectual property rights, except for rights granted to or from third parties under valid licenses to which the Company or a subsidiary of the Company is a party; (ii) to the Company's knowledge, there is no material infringement by third parties of any such intellectual property rights; (iii) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to or the validity or scope of any such



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         intellectual property rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (v) there is no patent or published patent application which contains claims that dominate or may dominate any intellectual property rights described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such intellectual property rights; and (vi) the Company is not aware of any prior art references or prior public uses, sales, offers for sale or disclosures which would invalidate the patents necessary to conduct the businesses now operated by the Company and its subsidiaries or any conduct the result of which could render such patents or any claim in respect thereof invalid or unenforceable.

                  (p) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), has received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substance or water pollutants or contaminants, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. The Company has reasonably concluded that any costs and liabilities arising out of the effect of any environmental laws on the business, operations and properties of the Company and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with environmental laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect.

                  (q) In the ordinary course of its business, the Company periodically reviews the effect of all applicable environmental laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with environmental laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto).

                  (r) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (s) The financial statements of the Company, included in each of the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance with Regulation S-X of the Act and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing the pro forma financial statements included in the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein



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         reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the pro forma financial statements included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

                  (t) The financial statements of the dmc2 businesses acquired by the Company from OM Group, Inc. (collectively, the "ACQUIRED BUSINESSES") included in the Prospectus present fairly the financial position of the Acquired Businesses as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance with Regulation S-X of the Act and in conformity with the German commercial code and accounting principles generally accepted in Germany on a consistent basis.

                  (u) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                  (w) The table under "Capitalization" in the Prospectus (including the footnotes thereto) sets forth, as of its date, the actual capitalization of the Company and pro forma capitalization of the Company as adjusted to give effect to the issuance of the Offered Securities and the application of the use of proceeds therefrom. Except as set forth in such table, immediately following the Closing Date, neither the Company nor any of its subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than (A) liabilities that are reflected in the financial statements included in the Prospectus (including the notes thereto), or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Company and its subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to any preemptive or similar rights and have been issued in compliance with or in reliance upon an exemption from all applicable state and federal securities laws.

                  (x) The Offered Securities rank and will rank on a parity and ratably with all other unsecured and unsubordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter, including Senior Indebtedness (as defined in the Indenture), and senior to all unsecured and subordinated indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter, subject to bankruptcy laws or general equitable principles.

                  (y) KPMG LLP, who has certified financial statements of the Company and its consolidated subsidiaries, including the financial statements of the Acquired Businesses, and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (z) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Offered Securities.

                  (aa) The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and have paid all taxes required to be paid by them it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and



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         by appropriate proceedings and for which the Company has provided adequate charges, accruals and reserves in accordance with generally accepted accounting principles in the United States or as would not have a Material Adverse Effect. There is no tax deficiency or actual or proposed tax assessment that has been asserted against the Company that would have, singly or in the aggregate, a Material Adverse Effect.

                  (bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the Prospectus.

                  (cc) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on subsidiary's capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of the subsidiary's property or assets to the Company or any other subsidiary of the Company, except as disclosed in the Prospectus.

                  (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ee) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) and no condition exists or event or transaction has occurred which could result in the Company and its subsidiaries incurring any material liability, fine or penalty with respect to any such plan under Title IV of ERISA.

                  (ff) Each foreign pension plan of the Company and its subsidiaries has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has incurred individually or in the aggregate any obligation in connection with the termination of or withdrawal from any foreign pension plan in an amount in excess of $500,000. The present value of the accrued benefit liabilities (whether or not vested) under each foreign pension plan of the Company and its subsidiaries, determined as of the end of the Company's most recently ended fiscal year on the basis of actuarial assumptions, did not exceed the




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         current value of the assets of such foreign pension plan allocable to such benefit liabilities by an amount in excess of $500,000.

                  (gg) The statistical and market-related data included in the Prospectus are based on or derived from independent sources which the Company believes to be reliable in all material respects or represent the Company's good faith estimate.

                  (hh) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

                  (ii) Except as described in the Registration Statement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (jj) Neither the Company nor any agent acting on its behalf has taken or will take any action that could reasonably be expected to cause the transactions contemplated by this Agreement or the Prospectus, and neither the execution, delivery and performance of this Agreement, the application of the proceeds from the issuance and sale of the Offered Securities nor the consummation of the transactions contemplated by this Agreement will, violate Section 7 of the Exchange Act or any regulation promulgated thereunder, including, without limitation, Regulation U, T or X promulgated by the Board of Governors of the Federal Reserve System, in each case, as in effect on the Closing Date.

         Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of 97.977% of the principal amount thereof, the respective principal amounts of Offered Securities set forth opposite the names of the Underwriters in Schedule A hereto.

         The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative, drawn to the order of the Company at 12:00 P.M., (New York time), on December 20, 2001, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "CLOSING DATE", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office of Squire, Sanders & Dempsey, LLP at least 24 hours prior to the Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Representative, subparagraph (5)) not later than the second business day following the execution and delivery of this Agreement.

                  (b) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representative a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Representative promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (d) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such this Agreement, which will satisfy the provisions of Section 11(a) of the Act.

                  (e) The Company will furnish to the Representative copies of the preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution.

                  (g) During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request.

                  (h) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and the preparation and printing of this Agreement, the Offered Securities, the Indenture and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the transportation and other expenses incurred by or on behalf of any representative of the Company in connection with presentations to prospective purchasers of the Offered Securities in connection with the issue of the Offered Securities; (iv) any filing fees or expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; (vi) expenses incurred in printing and distributing the Prospectus, all amendments or supplements to any of them and any related preliminary prospectus supplements (including any amendments and supplements thereto) to the Underwriters; (vii) the fees and expenses of the Company's accountants and other experts or advisors retained by the Company and the fees and expenses of counsel (including local and special counsel) for the Company; and (viii) all other costs and expenses incident to the performance by the Company of its obligations hereunder. The Company will also pay or reimburse the Underwriters (to the extent incurred by them) for all travel expenses of the Underwriters and the Company's officers and employees and any other expenses of the Underwriters and the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities from the Underwriters.

                  (i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without prior written consent of the Representative for a period beginning at the date of this Agreement and ending at the later of the Closing Date or the lifting of trading restrictions by the Representative.

                  (j) The Company will use the net proceeds received by it from the sale of the Offered Securities solely in the manner specified in the Prospectus under the caption "Use of Proceeds".

                  (k) The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Offered Securities or the sale thereof to the Underwriters.

                  (l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of this Agreement, the Representative shall have received a letter, dated the date of delivery thereof, from each of KPMG L.L.P and KPMG Deutsche Treuhand - Gesellschaft Aktiengesellschaft Wirtschaftspruefungsgesellschaft, independent accountants to the Company confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder of the type described in AICPA Statement on Auditing Standards No. 72 and containing the information and statements of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in the Prospectus (which letters shall be substantially in the forms attached hereto as schedules 6(A) and 6(B)).

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriters, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or, New York or authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representative shall have received an opinion, dated the Closing Date, of Squire, Sanders & Dempsey, L.L.P., counsel for the Company, to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the State of Ohio, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all issued and outstanding capital stock of the Company has been duly authorized and validly issued;

                           (ii) Each domestic subsidiary of the Company, which
                  shall be listed on a schedule to such opinion (each, a "DOMESTIC SUBSIDIARY") has been duly incorporated or formed, as applicable, and is an existing corporation or partnership, as applicable, in good standing under the laws of the jurisdiction of its formation, with power and authority (corporate and/or other) to own, lease and operate its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock or equity of each Domestic Subsidiary has been duly authorized and validly issued and is non-assessable; and the capital stock or equity of each Domestic Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear from any security interests, liens, encumbrances, pledges, mortgages, claims, and defects of any kind;

                           (iii) The Indenture has been duly authorized,
                  executed and delivered and has been duly qualified under the Trust Indenture Act; the Offered Securities delivered on the Closing Date have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Offered Securities delivered on the Closing Date constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

                           (iv) The Company is not and, after giving effect to
                  the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                           (v) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Offered Securities in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

                           (vi) To such counsel's knowledge, except as disclosed
                  in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to such counsel's knowledge, threatened or contemplated;

                           (vii) The execution, delivery and performance of the
                  Indenture and this Agreement and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not (whether with or without the giving of notice or the passage of time or both) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Domestic Subsidiaries pursuant to (1) any statute, rule or regulation, or (2) any order of any governmental agency or body or any court having jurisdiction over the Company or any Domestic Subsidiary or any of their properties of which such counsel is aware after reasonable due inquiry, or (3) any Material Contract to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the properties of the Company or any subsidiary is subject, or (4) the charter or by-laws of the Company or any Domestic Subsidiary; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement;

                           (viii) The Registration Statement is effective under
                  the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement, as of its effective date, and the Registration Statement and the Prospectus, as of the date of this Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus complied when so filed as to form in all material respects with the Exchange Act; such counsel have no reason to believe that the Registration Statement, as of its effective date, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

                           (ix) This Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (x) The Offered Securities and the Indenture conform
                  in all material respects to the descriptions thereof included in the Prospectus;

                           (xi) Neither the Company nor any of its Domestic
                  Subsidiaries is in violation or default (whether with or without the giving of notice or passage of time or both) of
                  (i) any provision of its charter or bylaws; (ii) the terms of any of the Material Contracts, or (iii) to the knowledge of such counsel after reasonable due inquiry, except as set forth in the Prospectus, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of such subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of their properties, as applicable, other than, in the case of clause (iii) above only, such violations or defaults which, singly or in the aggregate, would not have a Material Adverse Effect; and

                           (xii) Neither the consummation of the transactions
                  contemplated by the Underwriting Agreement or the Indenture, nor the sale, issuance, execution or delivery of the Offered Securities will violate Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, assuming the proceeds of the sale of the Offered Securities are utilized as described in the Prospectus.

                  (e) The Representative shall have received from Mayer, Brown & Platt, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Mayer, Brown & Platt may rely as to the incorporation of the Company and all other matters governed by Ohio law upon the opinion of Squire, Sanders & Dempsey, L.L.P. referred to above.

                  (f) The Representative shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Representative shall have received a letter, dated the Closing Date, of KPMG L.L.P. which meets the requirements of subsection
         (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

                  (h) The Offered Securities shall be eligible for clearance and settlement through The Depositary Trust Company.

                  (i) All proceedings taken by the Company in connection with the issuance and sale of the Offered Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters.

                  (j) On the Closing Date, the Offered Securities shall be rated at least Baa3 by Moody's and BBB- by S&P, and the Company shall have delivered to the Underwriters a letter, dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Offered

         Securities have such ratings; and since the date hereof, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) Subsequent to the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), other than as described in such Prospectus or contemplated hereby or thereby, neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent not in the ordinary course of business that are material to the Company and its subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the condition (financial or other), business, properties, prospects, earnings or results of operations of the Company, taken as a whole, and there shall not have been any adverse change in the capital stock or long-term indebtedness of the Company or any of its subsidiaries that is material to the condition (financial or other), business, properties, prospects, earnings or results of operations of the Company and its subsidiaries, taken as a whole.

                  (l) Subsequent to the date of the most recent financial statements in the Prospectus and except as stated therein (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and the properties of the Company shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which would not, individually or in the aggregate, have a Material Adverse Effect.

         The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of either of the Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact included in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such Underwriter.

                  (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact included in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the fourth paragraph under the caption "Underwriting" of the Prospectus; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under
         Section 5(a).

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii) through (vii) of Section 6(c), the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representative at, c/o Credit Suisse First Boston Corporation,

Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Transactions Advisory Group (fax: 212-325-4296), or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at 1000 Lakeside Avenue, Cleveland, Ohio 44114, (fax: (216) 875-7275) , Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.


                                Very truly yours,

                                FERRO CORPORATION


                                BY:
                                     --------------------------------
                                     NAME:
                                     TITLE:


The foregoing Underwriting Agreement
    is hereby confirmed and accepted
    as of the date first above written.

CREDIT SUISSE FIRST BOSTON CORPORATION


BY:
    -----------------------------------
    NAME:
    TITLE:

         Acting on behalf of itself and as
         the Representative of the
         several Underwriters


                                                          Underwriting Agreement

                                   SCHEDULE A

UNDERWRITER                                                 PRINCIPAL AMOUNT OF
-----------                                                 OFFERED SECURITIES
                                                            ------------------
Credit Suisse First Boston Corporation..................      $114,000,000
NatCity Investments, Inc................................      $76,000,000
Tokyo-Mitsubishi International plc......................      $10,000,000

                           Total........................      $200,000,000
                                                              ============

                                   SCHEDULE 6A

                                   SCHEDULE 6B